Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock $0.001 par value per share	Other	866,666 (2)	$6.59 (3)	$5,711,328.94 (3)	$110.20 per $1,000,000	$629.39

Equity	Common Stock $0.001 par value per share	Other	774,052 (4)	$6.59 (3)	$5,101,002.68 (3)	$110.20 per $1,000,000	$562.14

Equity	Common Stock $0.001 par value per share	Other	376,127 (5)	$6.59 (3)	$2,478,676.93 (3)	$110.20 per $1,000,000	$273.16

Total Offering Amounts					$13,291,008.55		$1,464.69

Total Fee Offsets							—

Net Fee Due							$1,464.69

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Reflects 866,666 shares added to the Amended and Restated 2020 Equity Incentive Plan as of December 1, 2022.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Select Market on November 30, 2022.

(4)

Consists of shares issuable under new hire inducement stock option awards to be granted on December 2, 2022 to certain employees of the registrant as an inducement material to entry into employment with the registrant in accordance with Nasdaq Listing Rule 5635(c)(4).

(5)

Consists of shares issuable under new hire inducement restricted stock unit awards to be granted on December 2, 2022 to certain employees of the registrant as an inducement material to entry into employment with the registrant in accordance with Nasdaq Listing Rule 5635(c)(4).